                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                             3-D GEOPHYSICAL, INC.
                                       TO

                             WAI ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                               WESTERN ATLAS INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates ("Share Certificates") representing shares of Common Stock, par value $.01 per share (the "Shares"), of 3-D Geophysical, Inc., a Delaware corporation (the "Company"), and the associated Rights (as defined in the Offer to Purchase), are not immediately available, if time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

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           By Mail:               By Facsimile Transmission:         By Hand or Overnight Courier:

 Tender & Exchange Department     (for Eligible Institutions Only)   Tender & Exchange Department
        P.O. Box 11248                  (212) 815-6213               101 Barclay Street
     Church Street Station                                           Receive & Deliver Window
 New York, New York 10286-1248                                       New York, New York 10286

                                  For Information Telephone:
                                        (800) 507-9357
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to WAI Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Western Atlas Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 13, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (including the associated preferred share purchase rights) indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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Number of Shares                                            Name(s) of Record Holder(s):

-----------------------------------------------------       -----------------------------------------------------

-----------------------------------------------------       -----------------------------------------------------
                                                                                Please Print

Certificate Nos. (if available)                             Address(es): ---------------------------------------

-----------------------------------------------------       -----------------------------------------------------
                                                                                  Zip Code

Check ONE box if Shares will be tendered by
book-entry transfer (including through DTC's ATOP):         Area Code and Tel. No.: --------------------------
[ ]  The Depository Trust Company                           Signature(s): ---------------------------------------
[ ]  Philadelphia Depository Trust Company                  -----------------------------------------------------
Account Number: ----------------------------------          Dated: ------------------------ , 1998
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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery. A "NASDAQ trading day" is any day on which The Nasdaq Stock Market, Inc.'s Nasdaq National Market is open for business.

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
-----------------------------------------------------       -----------------------------------------------------
                    NAME OF FIRM                                            AUTHORIZED SIGNATURE

-----------------------------------------------------       -----------------------------------------------------
                       ADDRESS                                                      TITLE

-----------------------------------------------------       Name: ----------------------------------------------
                                             ZIP CODE                           PLEASE PRINT

Area Code and Tel. No.: --------------------------          Date: ------------------------ , 1998
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NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.